COMMERCIAL PLEDGE AGREEMENT

  Principal      Loan Date      Maturity       Loan No.     Call
$1,000,000.00    11-21-1995    05-21-1997     0407108800   220111

  Collateral         Account         Officer        Initials
      28                               DMS
_________________________________________________________________
      References in the shaded area are for Lender's use only and do not limit the applicability of this document to any
                         particular loan or item.
_________________________________________________________________

Borrower: SBL Corporation          Lender: BancFirst
          (TIN: 73-1477865)                Oklahoma City
          16 South Pennsylvania            101 North Broadway
          Oklahoma City, OK  73107         P. O. Box 26788
                                           Oklahoma City, OK  73126
=================================================================

THIS COMMERCIAL PLEDGE AGREEMENT is entered into between SBL
Corporation (referred to below as "Grantor"); and BancFirst
(referred to below as "Lender").

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement:

     Agreement. The word "Agreement" means this Commercial Pledge Agreement, as this Commercial Pledge Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Pledge Agreement from time to time.

     Collateral. The word "Collateral" means the following specifically described property, which Grantor has delivered or agrees to deliver (or cause to be delivered or appropriate book-entries made) immediately to Lender, together with all Proceeds thereof:

          500000.000 shares of LSB Industries, Inc.
          ("LSB") common stock and any and all other shares of LSB Common Stock and LSB's $3.25
          Convertible Exchangeable Class C Preferred
          Stock, Series 2 ("LSB Preferred Stock")
          hereafter acquired by the Borrower using proceeds of the Note.

     In addition, the word "Collateral" includes all property of Grantor in the possession of Lender (or in the possession of a third party subject to the control of Lender), whether now or hereafter existing and whether tangible or intangible in character.

     Event of Default. The words "Event of Default" mean and include the Events of Default set forth in the Loan Agreement, dated November 21, 1995, between the Borrower and Lender
     ("Loan Agreement").

     Grantor. The word "Grantor" means SBL Corporation, its successors and assigns.

     Guarantor. The word "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with the Indebtedness.

     Proceeds. The word "Proceeds" means all present and future proceeds, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral.

     Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note, including all principal and interest, together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents.

     Lender. The word "Lender" means BancFirst, its successors and assigns.

     Note. The word "Note" means the note or credit agreement dated November 21, 1995, in the principal amount of $1,000,000.00 from Grantor to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for the note or credit agreement.

     Obligor. The word "Obligor" means and includes without limitation any and all persons or entities obligated to pay money or to perform some other act under the Collateral.

     Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

RIGHT OF SETOFF. Grantor hereby grants Lender a contractual possessory security interest in and hereby assigns, conveys, delivers, pledges, and transfers all of Grantor's right, title and interest in and to Grantor's accounts with Lender (whether checking, savings, or some other account), including all accounts held jointly with someone else and all accounts Grantor may open in the future, excluding however all IRA, Keogh, and trust accounts. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all Indebtedness against any and all such accounts.

GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE
COLLATERAL.  Grantor represents and warrants to Lender that:

     Ownership. Grantor is the lawful owner of the Collateral free and clear of all security interests, liens, encumbrances and claims of others except as disclosed to and accepted by Lender in writing prior to execution of this Agreement or as set forth in the Loan Agreement.

     Right to Pledge. Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral.

     Binding Effect. This Agreement is binding upon Grantor, as well as Grantor's heirs, successors, representatives and assigns, and is legally enforceable in accordance with its terms.

     No Further Assignment. Grantor has not, and will not, sell, assign, transfer, encumber or otherwise dispose of any of Grantor's rights in the Collateral except as provided in this Agreement or the Loan Agreement.

     No Defaults. There are no defaults, existing under the Collateral, and there are no offsets or counterclaims to the same. Grantor will strictly and promptly perform each of the terms, conditions covenants and agreements contained in the Collateral, which are to be performed by Grantor, if any.

     No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

LENDER'S RIGHTS AND OBLIGATIONS WITH RESPECT TO COLLATERAL. Lender may hold the collateral until all the Indebtedness has been paid and satisfied and thereafter may deliver the Collateral to any Grantor. Lender shall have the following rights in addition to all other rights it may have by law, except as otherwise provided in the Loan
Agreement:

     Maintenance and Protection of Collateral. Lender may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, store, or care for the collateral, including payment of any liens or claims against the Collateral. Lender may charge any cost incurred in so doing to Grantor.

     Proceeds from the Collateral. After the occurrence of an Event of Default that is continuing, Lender may receive all Proceeds and add it to the Collateral. Grantor agrees to deliver to Lender immediately upon receipt, in the exact form received and without commingling with other property, all Proceeds from the Collateral which may be received by, paid, or delivered to Grantor or for Grantor's account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the Collateral. All cash dividends paid in connection with the Collateral may be retained by the Borrower, except if there is an Event of Default that is continuing.

     Application of Cash. At Lender's option, Lender may apply any cash, whether included in the Collateral or received as Proceeds or through liquidation, sale, or retirement, of the collateral, to the satisfaction of the Indebtedness or such portion thereof as Lender shall choose, whether or not matured.

     Transactions with Others. Lender may (a) extend time for payment or other performance, (b) grant a renewal or change in terms or conditions, or (c) compromise, compound or release any obligation, with any one or more Obligors, endorsers, or Guarantors of the Indebtedness as Lender deems advisable, without obtaining the prior written consent of Grantor, and no such act or failure to act shall affect Lender's rights against Grantor or the Collateral.

     All Collateral Secures Indebtedness. All Collateral shall be security for the Indebtedness, whether the Collateral is located at one or more offices or branches of Lender and whether or not the office or branch where the Indebtedness is created is aware of or relies upon the Collateral. In the event Grantor comes into the possession of any Collateral, Grantor will deliver it immediately to Lender.

     Collection of Collateral. Lender, at Lender's option may, but need not, collect directly from the Obligors on any of the Collateral all Proceeds or other property (except cash dividends) due and to become due under the Collateral, and Grantor authorizes and directs that Obligors, if Lender exercises such option, to pay and deliver to Lender all Proceeds and other sums of money and other property payable by the terms of the Collateral and to accept Lender's receipt for the payments.

     Power of Attorney. After the occurrence of an Event of Default that is continuing, Grantor irrevocably appoints Lender as Grantor's attorney-in-fact, with full power of substitution, (a) to demand, collect, receive, receipt for, sue and recover all income and Proceeds and other sums of money and other property which may now or hereafter become due, owing or payable from the Obligors in accordance with the terms of the Collateral; (b) to execute, sign and endorse any and all instruments, receipts, checks, drafts and warrants issued in payment for the collateral; (c) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Grantor, execute and deliver Grantor's release and acquittance for Grantor; (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in Lender's own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable; and (e) to execute in Grantor's name and to deliver to the Obligors on Grantor's behalf, at the time and in the manner specified by the Collateral, any necessary instruments or documents.

     Perfection of Security Interest. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing on constituting the collateral. If the Collateral consists of securities for which no certificate has been issued, Grantor agrees, at Lender's option, either to request issuance of an appropriate certificate or to execute appropriate instructions on Lender's forms instructing the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records, by book-entry or otherwise, Lender's security interest in the Collateral. Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any security interest granted in this Agreement. This is a continuing Security Agreement and will continue in effect until the Indebtedness is paid in full.

EXPENDITURES BY LENDER. Except as otherwise provided in the Loan Agreement, if not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender may also (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the Indebtedness and, at Lender's option, will (a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

LIMITATIONS ON OBLIGATIONS OF LENDER. Lender shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Lender's possession, but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, Lender shall have no responsibility for (a) any depreciation in value of the Collateral or for the collection or protection of any income and proceeds from the Collateral, (b) preservation of rights against parties to the Collateral or against third persons, (c) ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral, or (d) informing Grantor about any of the above, whether or not Lender has or is deemed to have knowledge of such matters. Except as provided above, Lender shall have no liability for depreciation or deterioration of the Collateral.

EVENTS OF DEFAULT.  If an Event of Default occurs under the Loan
Agreement, such shall constitute an Event of Default under this Agreement.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, and may be continuing, at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

     Accelerate Indebtedness. Declare all Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor.

     Collect the Collateral. Collect any of the Collateral and, at Lender's option and to the extent permitted by applicable law, retain possession of the Collateral while suing on the Indebtedness.

     Sell the Collateral. Sell the Collateral, at Lender's discretion, as a unit or in parcels, at one or more public or private sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give or mail to Grantor, or any of them, notice at least ten (10) days in advance of the time and place of any public sale, or of the date after which any private sale may be made. Grantor agrees that any requirement f reasonable notice is satisfied if Lender mails notice by ordinary mail addressed to Grantor, or any of them, at the last address Grantor has given Lender in writing. If a public sale is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the county where the Collateral is located, setting forth the time and place of sale and a brief description of the property to be sold. Lender may be a purchaser at any public sale.

     Register Securities. Register any securities included in the Collateral in Lender's name and exercise any rights normally incident to the ownership of securities.

     Sell Securities. Sell any securities included in the Collateral in a manner consistent with applicable federal and state securities laws,notwithstanding any other provision of this or any other agreement. If, because of restrictions under such laws, Lender is or believes it is unable to sell the securities in an open market transaction, Grantor agrees that Lender shall have no obligation to delay sale until the securities can be registered, and may make a private sale to one or more persons or to a restricted group of persons, even though such sale may result in a price that is less favorable than might be obtained in an open market transaction, and such a sale shall be considered commercially reasonable. If any securities held as Collateral are "restricted securities" as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or state securities departments under state "Blue Sky" laws, or if Grantor is an affiliate of the issuer of the securities, Grantor agrees that neither Grantor nor any member of Grantor's family will sell or dispose of any securities of such issuer without obtaining Lender's prior written consent.

     Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

     Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Grantor irrevocably appoints Lender as its attorney-in-fact to execute endorsements and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

     Other Rights and Remedies. Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

     Application of Proceeds. Apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions incurred in connection with a sale, attorney fees as provided below, and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Lender in connection with the collection and sale of such Collateral and to the payment of the Indebtedness of Grantor to Lender, with any excess funds to be paid to Grantor as the interests of Grantor may appear. Grantor agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the Indebtedness.

     Cumulative Remedies. All of Lender's rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

     Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of Oklahoma. If there is a lawsuit, Grantor agrees upon Lender's request to submit it to the jurisdiction of the courts of Oklahoma County, the State of Oklahoma. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     Attorneys' Fees; Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including reasonable attorneys' fees and Lender's reasonable legal expenses, incurred in connection with the enforcement of this Agreement. Lender may pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and reasonable legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

     Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

     Notices. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile, and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Grantor, notice to any Grantor will constitute notice to all Grantors. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address(es).

     Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other person or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

     Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

     Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS PLEDGE AGREEMENT, AND GRANTOR AGREES TO ITS TERMS. THIS AGREEMENT IS DATED NOVEMBER 21, 1995.

GRANTOR:

SBL Corporation

      /s/ Barry H. Golsen
By:________________________________
    Barry H. Golsen, Vice President
===================================================================
LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver. 3.20b(3) 1995 CFI
ProServices, Inc., All rights reserved. (OK-
E60E3.20F3.20P3.20SBL.LNC31.OVL)














MBEN:\K-M\LSB\13D\24A-EX20.CPA